Exhibit 10.23

NEITHER THIS INVESTMENT UNIT NOR THE PROMISSORY NOTE UNDER ARTICLE I OF THIS INVESTMENT UNIT OR THE EQUITY SECURITIES ISSUABLE UPON EXERCISE OF THE RIGHT TO PURCHASE UNDER ARTICLE II OF THIS INVESTMENT UNIT (COLLECTIVELY, THE "SECURITIES REPRESENTED HEREBY") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, TOGETHER WITH QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

Ideal Power Converters, Inc.
INVESTMENT UNIT

October 1, 2010

This Investment Unit (this "Unit") has been issued by the undersigned, Ideal Power Converter, Inc.], a Texas corporation (the "Company"), in connection with that certain Texas Emerging Technology Fund Award and Security Agreement (the "Fund Agreement"), effective as of the date hereof (the ..Effective Date"), by and between the Company and the State of Texas, acting by and through the Office of Governor Economic Development and Tourism, together with its nominees or assigns (the "OOGEDT'), pursuant to which the Company is receiving from the OOGEDT an award of funding under the Emerging Technology Fund subject to conditions which could, upon satisfaction, require repayment. This Unit is subject to all of the terms and provisions of the Fund Agreement.

This Unit consists of a promissory note (the "Note") and a right to purchase equity securities (the "Right to Purchase").

ARTICLE I
NOTE

Section 1.1 Promissory Note . This Article I consists of the Note.

Section 1.2 Promise to Pay. FOR VALUE RECEIVED, the Company hereby promises to pay to the order of the OOGEDT the principal sum equal to the full amount of all disbursements of the Award (as defined in the Fund Agreement) that are made prior to the First Qualifying Financing Transaction (as hereinafter defined) from time to time under the Fund Agreement (collectively, the "Principal") together with interest thereon at a rate of eight percent (8%) simple interest per annum accruing daily from the date such amounts are disbursed under the Fund Agreement and calculated on the basis of a 365 or 366 day year, as the case may be ("Interest"), as hereinafter set forth in this Article I.

Section 1.3 General Payment Terms. Principal and Interest due hereunder shall be paid in the lawful currency of the United States of America at such address as the OOGEDT may designate.

Section 1.4 Mandatory Repayment. The Principal, together with all accrued and unpaid Interest on the Principal balance shall be due and payable upon demand by the OOGEDT upon the occurrence of an Event of Default (as hereinafter defined) in accordance with the terms hereinafter set forth and the terms of the Fund Agreement. In the event of any conflict between the terms hereof and the terms of the Fund Agreement with respect to mandatory repayment, the terms of the Fund Agreement shall control.

Section 1.5 Optional Prepayment. The Company may pay, at its option, all sums of unpaid Principal and accrued but unpaid Interest at any time on or after eighteen (18) months following the Effective Date if the Company elects to terminate the Fund Agreement in accordance with Section 2. 13 of the Fund Agreement.

Section 1.6 Cancellation of Note. This Note shall be canceled, the Principal and Interest evidenced hereby shall be irrevocably granted to the Company in its entirety and the Company shall be released of all covenants, liabilities and obligations under this Article I on and after the earlier of (a) the tenth anniversary of the Effective Date and (b) the date by which the OOGEDT has received a cash return (by way of (i) sale of shares to persons who are not then Company Associates or Company Affiliates or (ii) payment of a dividend) on the Common Stock, Prior Financing Shares or Next Financing Shares (each as hereinafter defined) that in aggregate equals or exceeds all sums of unpaid Principal and accrued but unpaid Interest at such time. The cancellation of this Note, if such event occurs, shall constitute a contribution of capital to the Company to facilitate the public purposes described in the Fund Agreement.

Section 1.7 Qualifying Liquidation Event. "Qualifying Liquidation Event" means (a) (i) a Stock Acquisition (as hereinafter defined) or (ii) a sale, conveyance, or other disposition of all or substantially all of the property or business of the Company and its subsidiaries (taken as a whole) or the Company's merger into or consolidation with any other corporation in which (in the case of (i) or (ii) above) more than fifty percent (50%) of the voting power of the Company is disposed of to persons who are not then Company Associates or Company Affiliates (each as hereinafter defined) and, (b) in each such case, in which the aggregate return received by the OOGEDT upon such event with respect to the Common Stock or Next Financing Shares, as the case may be, is equal to or greater than the total amount of the outstanding Principal and Interest due under this Note as of the date the OOGEDT receives such return.

Section 1.8 Events of Default.

(a) The occurrence or existence of any one of the following events or conditions shall constitute an "Event of Default" hereunder:

(i) the breach of any covenant or other tenn or condition of this Unit and the continuance thereof for a period of thirty (30) days after the OOGEDT's written notice to the Company thereof;

(ii) any of the Company's representations or warranties made in herein or in connection herewith being false or misleading inany material respect when made or as of the time as of which it was made; or

(iii) any "Event of Default" under the Fund Agreement, as such term is defined in the Fund Agreement.

(b) Upon the occurrence of any Event of Default, the OOGEDT shall have the right to (i) declare all sums of unpaid Principal and accrued but unpaid Interest and all other amounts properly payable hereon immediately due and payable and (ii) exercise any and all other rights available to it hereunder or under the Fund Agreement or at law or in equity, all of which rights and powers may be exercised cumulatively and not alternatively.

Section 1.9 Usury. Notwithstanding any provision to the contrary contained herein, the Fund Agreement or any other agreement entered into in connection with this Note or as security therefor or otherwise, it is expressly provided that in no case or event shall the aggregate of (a) all Interest on the unpaid balance of Principal, accrued or paid from the date hereof and (b) the aggregate of any other amounts accrued or paid pursuant hereto, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced hereby from the date hereof, ever exceed the Ceiling Rate (as hereinafter defined).In this connection, the Company and the OOGEDT stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms hereof shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. The Company or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by the Note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on the Note during its full term produces a rate which exceeds the Ceiling Rate, the OOGEDT shall credit against the principal of this Note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this Note to produce a rate equal to the Ceiling Rate. All sums contracted for, charged or received by the OOGEDT or the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the fuH stated term of this Note so that the interest rate does not exceed the Ceiling Rate. The provisions of this Section 1.9 shall control all agreements, whether now or hereafter existing and whether written or oral, between the Company and any holder of this Note. As used herein, the term "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum.

Section 1.10 Cost of Collection. Ifthe OOGEDT retains an attorney in connection with any Event of Default or to collect, enforce or defend this Note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if the Company sues the OOGEDT in connection herewith or any such papers and does not prevail, then the Company agrees to pay to the OOGEDT, in addition to the Principal and Interest , all reasonable costs and expenses incurred by the OOGEDT in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

Section 1.11 Waivers. Except for any notices that are specifically required by another provision hereof, the Company and any and all endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this Note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after the term hereof.

Section 1.12 Federal Tax Classification. It is expressly provided that the promise to pay to the order of the OOGEDT that is evidenced by this Note is not intended to be classified as indebtedness for U.S. federal income purposes unless and until an Event of Default occurs and the OOGEDT declares payable all sums of unpaid Principal. The Company and any and all endorsers, guarantors and sureties agree to report the Note consistent with this Section 1.12 for all U.S. federal income tax purposes except as otherwise required by law.

ARTICLE II
RIGHT TO PURCHASE

Section 2.1 Right to Purchase. This Article II consists of the Right to Purchase, which certifies that, for the value received, the OOGEDT is entitled to purchase from the Company up to the number of shares set forth in Section 2.3 below (subject to adjustment in accordance with the provisions hereof) of either (a) shares of common stock of the Company, $0.01 par value per share ("Common Stock") or (b) shares ("Next Financing Shares") of the same class of capital stock or series of preferred stock as shall be issued in the First Qualifying Financing Transaction (as hereinafter defined).

Section 2.2 Purchase Price . The price per share (the "Purchase Price") of Common Stock or Next Financing Shares, as the case may be, purchased hereunder shall be $0.01 per share.

Section 2.3 Number of Shares.

(a) The number of shares of Common Stock (in the case of Section 2.3(a)(ii)(C) below) or Next Financing Shares (in the case of Section 2.3(a)(ii)(A) and or (B) below), to be issued upon the OOGEDT's exercise of this Right to Purchase shall be equal to the quotient obtained by dividing: exercise, by

(i)         The total amount of the Award disbursed as of the date of the exercise, by

(ii)         Either:

 (A) if the First Qualifying Financing Transaction is closed and consummated on or before ninety (90) days after the Effective Date, then the Stock Price (as hereinafter defined) of such First Qualifying Financing Transaction; or

(B) if the First Qualifying Financing Transaction is closed and consummated after ninety (90) days following the Effective Date and on or prior to the date thirty (30) months after the Effective Date, then eight-tenths (0.80) multiplied by the Stock Price of such First Qualifying Financing Transaction; or

(C) if no First Qualifying Financing Transaction is closed and consummated on or before the date thirty (30) months after the Effective Date or the OOGEDT exercises its Right to Purchase prior to the closing and consummation of a First Qualifying Financing Transaction, then $7.3768.

(b) No fractional shares shall be issued upon the exercise of this Right to Purchase. Instead of any fractional share that would otherwise be issuable upon a conversion hereunder, the Company shall pay the OOGEDT a cash amount in respect of such fractional share based upon the applicable Stock Price of the whole shares of Common Stock or Next Financing Shares, as the case may be, issuable to the OOGEDT upon such exercise.

(c) The Company shall notify the OOGEDT in writing of the terms of the First Qualifying Financing Transaction at least fifteen (15) days prior to the anticipated closing of such transaction; (ii) deliver all material closing documentation regarding the First Qualifying Financing Transaction to the OOGEDT so that the OOGEDT actually receives such documentation within three (3) business days of the closing of the First Qualifying Financing Transaction; and (iii) and provide promptly such additional information to the OOGEDT as the OOGEDT may reasonably request.

(d) "Stock Price" means,as applicable:

(i) With respect to Common Stock, (A) if Common Stock is sold in the First Qualifying Financing Transaction , the price per share at which such Common Stock is sold in the First Qualifying Financing Transaction; (B) if Common Stock is not sold in the First Qualifying Financing Transaction, the price per share of capital stock that is sold in the First Qualifying Financing Transaction as determined by dividing (1) the total amount received by the Company as consideration for the sale of such capital stock, plus the minimum aggregate amount of additional consideration payable to the Company upon the conversion or exchange of all such capital stock into Common Stock, if any, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such capital stock; or (C) if there has been no First Qualifying Financing Transactions, then $7.3768 per share; and

(ii) With respect to Next Financing Shares, the lesser of (i) the average price per share of Next Financing Shares, if any, that are sold to Company Associates and/or Company Affiliates in the First Qualifying Financing Transaction and (ii) the average price per share of Next Financing Shares that are sold to investors other than Company Associates and/or Company Affiliates m the First Qualifying Financing Transaction .

(e) "Company Associates" means, as of any particular date, the current shareholders of the Company (including the holders of Common Stock, preferred stock, or other capital stock of the Company), current debtholders of the Company , and current holders of convertible securities or holders of any right to purchase or acquire any capital stock of the Company .

(f) "Company Affiliate" means a person who or that directly, or indirectly through one or more intermediaries, controls the Company or is controlled by, or is under common control with, such a person.

(g) "Associate Debt" means debt of the Company outstanding on the date of the First Qualifying Financing Transaction (regardless of whether such debt is evidenced by a promissory note, a convertible promissory note or any other form or instrument) that is owed to any Company Affiliate or any person (or any affiliate of such person) that is purchasing capital stock from the Company in the First Qualifying Financing Transaction.

(h) "Stock Acquisition" means the sale by the Company's shareholders of all of the issued and outstanding shares of capital stock of the Company to an acquiring person or entity.

(i) ''Threshold Amount" means the lesser of (i) Five Hundred Thousand Dollars ($500,000) and (ii) the amount of the Award disbursed on the date of the closing of the First Qualifying Financing Transaction.

(j) "First Qualifying Financing Transaction" means the earlier of (i) a Qualifying Liquidation Event and (ii) the first issuance and sale of Common Stock of the Company or other classes or series of authorized capital stock of the Company (excluding, however, (A) any securities of the Company, other than capital stock, that are convertible into or exchangeable or exercisable for capital stock of the Company, such as warrants, options, or convertible debt and (B) any capital stock issued in exchange for the retirement or partial retirement of any Associate Debt, including without limitation any capital stock issued in exchange for any future promise to retire or partially retire any Associate Debt) to occur following the Effective Date in a public offering or private placement, for an aggregate amount of cash consideration received by the Company from persons other than Company Associates or Company Affiliates equal to or greater than the Threshold Amount; provided, however, that, with respect to clause (ii) above, the cash proceeds received as consideration by the Company in the First Qualifying Financing Transaction shall not be directly used in any single transaction or any series of related transactions to make payments on any Associate Debt (unless the Company receives cash proceeds in the First Qualifying Financing Transaction in excess of the Threshold Amount, in which case such excess amount may be used to make payments on Associate Debt) .

Section 2.4 Purchase Procedure .

(a) The purchase rights represented by this Right to Purchase are exercisable by the OOGEOT or its permitted assignee, in whole or in part, at any time on or after the Vesting Date (as hereinafter defined) and on or before the earlier of ninety (90) days after (a) the First Qualifying Financing Transaction and (b) the date thirty (30) months after the Effective Date, by delivering to the principal office of the Company, or at such other office or agency as the Company may designate by notice in writing to the OOGEDT, a duly executed Notice of Purchase in the form attached hereto as Exhibit A and, upon payment of the per share Purchase Price multiplied by the total number of shares thereby purchased (the "Aggregate Purchase Price") (at the sole option of the OOGEDT, to be paid by cash or by check or bank draft payable to the order of the Company, by cashless exercise as described below or by cancellation of indebtedness of the Company to the OOGEDT), whereupon the OOGEDT shall be entitled to receive a certificate for the number of shares of Common Stock or Next Financing Shares, as the case may be, so purchased. The OOGEDT, in its sole discretion, shall elect whether to purchase Common Stock or Next Financing Shares upon its exercise of the purchase rights hereunder.

(b) "Vesting Date"means the earlier of (i) the date thirty (30) months after the Effective Date; (ii) the date on which the First Qualifying Financing Transaction is closed and consummated; or (iii) the date on which any of the following events occur: (A) any capital reorganization or any reclassification of the capital stock of the Company; (B) any consolidation or merger of the Company; (C) the disposition or transfer of assets of the Company other than in the ordinary course of the Company's business; (D) any dividend or other distribution to the holders of capital stock of the Company in the form of any asset, including without limitation securities of the Company; or (E) the dissolution, liquidation or winding up of the Company; or(iv) the date of a Stock Acquisition.

Section 2.5 Cashless Exercise. In lieu of paying the Purchase Price, the OOGEDT may exercise its purchase rights hereunder by cashless exercise, which shall be effected by converting the Right to Purchase (the "Conversion Right") into shares of Common Stock or Next Financing Shares, as the case may be, as follows. Upon exercise of the Conversion Right with respect to a particular nwnber of shares of Common Stock or Next Financing Shares, as the case may be (the «Converted Right"), the Company shall deliver to the OOGEDT (without payment by the OOGEDT of any cash, cancellation of indebtedness or delivery of any other consideration) that number of shares of Common Stock or Next Financing Shares, as the case may be, equal to the quotient obtained by dividing (a) the difference between (i) the product of the Stock Price of a share of Common Stock or Next Financing Shares, as the case may be, and the number of such shares into which the Converted Right could have been exercised hereunder and (ii) the Aggregate Purchase Price that would have been payable upon such exercise of the Converted Right, by (b) the applicable Stock Price.

Section 2.6 Issuance of Shares. The issuance of Next Financing Shares upon exercise of the purchase rights under this Right to Purchase shall be upon and subject to the same terms and conditions (other than price or timing) applicable to the First Qualifying Financing Transaction and, subject to Section 3. 4 below, the OOGEDT shall be entitled to all the same rights and preferences with respect to each share of Next Financing Shares held by the OOGEDT to which all other holders of shares of the same class and series of stock are entitled. All shares of Common Stock or Next Financing Shares, as the case may be, issued to the OOGEDT upon a purchase hereunder shall be validly issued, fully paid, non-assessable and free from all tax.es, liens and charges. In case the OOGEDT shall exercise this Right to Purchase with respect to less than all of the shares that may be purchased hereunder, or if future disbursements of the Award are made under the Fund Agreement following any exercise hereof, this Right to Purchase shall thereafter represent the right to purchase the balance of such shares and any additional shares represented by such additional Award disbursement. The issuance of certificates for shares upon exercise of this Right to Purchase shall be made without charge to the holder thereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the shares. Notwithstanding anything to the contrary provided herein, the OOGEDT shall not be required to execute, join or become a party to any other agreement, including any shareholders agreement, in connection with the issuance to the OOGEDT of Next Financing Shares or Common Stock.

Section 2.7 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, and once designated, Next Financing Shares, solely for the purpose of issuance upon the exercise of this Right to Purchase, the maximum number of shares issuable upon the exercise of this Right to Purchase. If at any time the number of authorized but unissued shares shall not be sufficient to permit exercise of this Right to Purchase, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and Next Financing Shares to such number of shares as shall be sufficient for such purpose.

Section 2.8 Certain Adjustments. The number of shares of Common Stock or Next Financing Shares, as the case may be, purchasable hereunder and the Purchase Price shall be subject to adjustment from time to time as hereinafter provided.

(a) In case of (i) any capital reorganization or any reclassification of the capital stock of the Company, (ii) any consolidation or merger of the Company, (iii) the disposition or transfer of assets of the Company other than in the ordinary course of the Company's business , (iv) any dividend or other distribution to the holders of capital stock of the Company in the form of additional shares of capital stock of the Company or its subsidiaries, property or securities held by the Company or its subsidiaries (other than cash) or=rights, options or warrants to purchase or otherwise acquire shares of capital stock of the Company or its subsidiaries, or (v) the dissolution, liquidation or winding up of the Company, this Right to Purchase shall thereafter be exercisable for and the OOGEDT shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such transaction or event that appropriate provision shall be made so that the OOGEDT shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in connection with such transaction by a holder of the number of shares of Common Stock or Next Financing Shares, as the case may be, for which this Right to Purchase entitled the OOGEDT to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition or other transaction; and in any such case appropriate adjustments shall be made in the application of the provisions of this paragraph with respect to rights and interests thereafter purchasable upon the exercise of this Right to Purchase and the Purchase Price. In the case of a capital reorganization or reclassification , the number of shares that the OOGEDT is entitled to purchase hereunder shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination and the Purchase Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(b) In the case of any cash dividends declared or paid on the Common Stock or the Next Financing Shares, as the case may be, of the Company prior to the exercise of this Right to Purchase, the OOGEDT shall be entitled, upon exercise of this Right to Purchase, to receive the value of any such dividends to the full extent as if the OOGEDT had exercised this Right to Purchase as of the date of declaration or payment of any such dividend. The OOGEDT, in its sole discretion, shall elect one of the two following methods for the Company to pay the value of such dividends to the OOGEDT: (i) in cash or (ii) by adjusting this Right to Purchase to represent the right to acquire, in addition to the number of shares receivable upon exercise hereof, and without payment of any additional consideration therefor, the amount of such other shares of Common Stock or Next Financing Shares, as the case may be, of the Company that such holder could have purchased with such cash dividend at the Stock Price had it received such cash dividends on the date of their distribution and had thereafter retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions hereof .

(c) Notice of Ad justments or Dividends. Upon any event that has the effect of causing an adjustment of shares of securities purchasable (or payment of dividends) upon exercise of this Right to Purchase, a certificate, signed by (i) an authorized officer of the Company or (ii) an independent firm of certified public accountants selected by the Company at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall promptly be mailed to the OOGEDT and shall specify the adjusted Purchase Price and the number of shares of securities (and payment of dividends) purchasable upon exercise of this Right to Purchase after giving effect to the adjustment.

Section 2.9 Stock Certificate Legend. Each certificate representing shares of Common Stock or Next Financing Shares issued pursuant to this Right to Purchase shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT''), ANDMAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTEREDUNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN INVESTMENT UNIT AND AN EMERGING TECHNOLOGY FUND SECURITY AND AWARD AGREEMENT, EACH DATED AS OF OCTOBER 1 2010 BYANDBETWEENTHE COMPANY AND THE STATE OF TEXAS, ACTING BY AND THROUGH THE OFFICE OF GOVERNOR ECONOMIC DEVELOPMENT AND TOURISM, WHICH INVESTMENT UNIT AND AGREEMENT CONTAIN, AMONG OTHER PROVISIONS, RESTRICTIONS ON THE TRANSFER SALE, OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE. A COPY OF SUCH INVESTMENT UNIT AND AGREEMENT HAS BEEN FILED, AND IS AVAILABLE FOR REVIEW BY THE RECORD HOLDER OF THIS CERTIFICATE, AT THE PRINCIPAL OFFICE OF THE COMPANY.

Section 2.10 No Impairment. So Jong as this Right to Purchase is outstanding and unexercised, the Company shall not, by amendment of its certificate of formation (or other formation document) or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the OOGEDT hereunder against impairment.

ARTICLE III
MISCELLANEOUS

Section 3.1 Representations and Covenants of the Company.

(a) The Company shall comply with the Act, all applicable state securities laws, and all other applicable laws and regulations in respect of the issuance of this Unit and the issuance of any securities issued or issuable under Article II hereof, and shall timely make all required filings and reports under such laws and regulations.

(b) The Company represents that it has the power to issue this Unit and to carry out the obligations hereunder, and the execution, delivery and performance by the Company of this Unit has been duly authorized by all necessary corporate action.

(c) The Company shall maintain or cause to be maintained books, records, documents and other evidence pertaining to compliance with the requirements contained in this Unit, and during all such time when the OOGEDT is holding this Unit or any securities issued upon the exercise of the Right to Purchase under Article II hereof, upon request shall allow or cause the entity which is maintaining such items to allow the OOGEDT, or auditors for the OOGEDT, including the State Auditor for the State of Texas, to inspect, audit, copy, or abstract, all of its books, records, papers, or other documents relevant to this Unit and the securities issued or issuable upon exercise of the Right to Purchase under Article II hereof. The Company shall use or cause the entity that is maintaining such books and records to use generally accepted accounting principles in the maintenance of such books and records, and shall retain or cause to be retained all of such books, records, documents and other evidence for a period of seven (7) years from and after the later of (i) the date that the Fund Agreement is terminated or the Fund Agreement's tenn expires and (ii) unless the Right to Purchase hereunder expires without having been exercised, the date on which the OOGEDT fully divested all rights and ownership of all stock that was issued upon the OOGEDT's exercise of its Right to Purchase under Article II hereof.

Section 3.2 Representations and Covenants of the OOGEDT. The OOGEDT, by acceptance of this Right to Purchase, agrees that the right to purchase shares of Common Stock, Next Financing Shares or other securities to be issued upon exercise hereof are being acquired for the OOGEDT's own account to be held on behalf of the State of Texas pursuant to the provisions of Chapter 490 of the Texas Government Code and that the OOGEDT shall not offer, sell or otherwise dispose of this Right to Purchase or any shares issuable hereunder except under circumstances that will not result in a violation of the Act or any securities laws of any state. Otherwise, the OOGEDT is permitted at any time and without limitation to offer, sell or otherwise dispose of this Right to Purchase and any shares of securities issued hereunder in a manner that is in compliance with the Act and any applicable state securities laws of, including making such offers, sales or dispositions under Rule 144 of the Act. Prior to any offer, sale, or other disposition of this Right to Purchase and any securities issued hereunder, the OOGEDT shall provide the Company with fifteen (15) days written notice thereof.

Section 3.3 Notices . Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth herein or on the register maintained by Company. The Company and the OOGEDT may by notice so given change the OOGEDT's and the Company's respective address for future notice hereunder. Notice shall conclusively be deemed to have been given when received. The current addresses for notice are as follows:

To OOGEDT: Financial Services
ETF Compliance PO Box 12878
Austin, TX 78711-2878
Email: ETF.Compliance@governor.state.tx.us

with a concurrent copy to:

ATTN: Emerging Technology Fund Award Program General Counsel
Office of the Governor
P.0 Box 12428
Austin, Texas 78711
Phone: 512-463-1788
Fax: 512-463-1932

To Company:
William C. Alexander, President
Ideal Power Converters, Inc.
1225 Overlook Circle
Spicewood, Texas 78669
Phone: (512) 560-0774

Fax: (512) 687-5357

with a concurrent copy to:
Thomas F. Ryan Attorney at Law
1216 Edgewater Dr.
Spicewood, Texas 78669
Phone:(512) 289-7382
Fax: (830) 596-0400
Attn: Tom Ryan

Section 3.4 No Rights as Shareholder. Nothing in the Unit shall be construed as conferring on the OOGEDT or any other person any voting rights or other rights as a shareholder of the Company . Further, from and after any exercise of the Right to Purchase under Article II hereof, so long as the OOGEDT holds such capital stock, the OOGEDT shall grant a revocable proxy (the "'Proxy") of all its voting rights to the then-current Chief Executive Officer (or, if no Chief Executive Officer is then serving, President) of the Company with respect to each matter that is presented for a vote to holders of capital stock held by the OOGEDT, substantially in the form attached hereto as Exhibit B (which form shall provide, among other things, that such Proxy shall be voted in proportionate accordance to the votes of such other holders (holding shares of the same class and series of stock as the OOGED1) on the matter). It is the general intent of the OOGEDT not to revoke the Proxy unless the OOGEDT's rights and interests would be adversely and disproportionately effected in connection with a matter on which the OOGEDT otherwise would have the right to vote, and any such determination regarding whether any such matter has or would have an adverse or disproportionate effect on the OOGEDT' s rights and interests shall be made in the sole discretion of the OOGEDT. Notwithstanding anything to the contrary herein, in the Fund Agreement or in connection with the OOGEDT's grant of the Proxy, upon exercise of the Right to Purchase hereunder, the OOGEDT shall become the record holder of the Common Stock or Next Financing Shares, as the case may be, and shall have all legal and beneficial ownership rights thereto at all times (except as is specifically set forth in the Proxy). In addition, notwithstanding the OOGEDT's grant of the Proxy, the Company shall provide the OOGEDT with all notices to which holders of Common Stock or Next Financing Shares, as the case may be, are entitled, including without limitation all notices of shareholders' meetings and all notices of any votes upon any matters submitted for a vote of the holders of Common Stock or the Next Financing Shares, as the case may be, which notices shall be delivered by the Company to the OOGEDT on or before such date as shall provide the OOGEDT with adequate time to revoke the Proxy prior to such meeting or vote if the OOGEDT so chooses.

Section 3.5 Right of First Offer. Ifthe OOGEDT shall decide at any time that it wants to sell, transfer or assign all or any portion of its Common Stock or Next Financing Shares (as the case may be, the "Offered Shares") to any person or entity that is not another Texas state agency, the OOGEDT shall first provide the Company with a written offer to sell the Offered Shares to the Company at a specified price per share. The Company shall then have thirty (30) days to accept or reject such offer with respect to all but not less than all of the Offered Shares. If the Company irrevocably accepts the offer within the applicable time period, the Company shall have an additional thirty (30) days to complete the purchase of the Offered Shares. The Company shall be permitted to assign its purchase right under this Section 3.5 to one or more of its executive officers, but this right shall be otherwise non-assignable by the Company. If the Company rejects the offer or fails to accept the offer within the applicable time period with respect to all of the Offered Shares, then the OOGEDT may sell all or a portion of the Offered Shares that have been offered but not accepted for purchase by the Company within one hundred eighty (180) days of such rejection or expiration of the time period for response to any person or entity; provided, that the OOGEDT does not sell any of the Offered Shares for less than one hundred percent ( l00%) of the per share price the OOGEDT offered to the Company. If the OOGEDT does not sell the Offered Shares within the time period and for the price indicated above, it must comply again with the provisions of this Section 3.5 before selling all or any portion of the Offered Shares.

Section 3.6 Unit Register. The Company shall maintain at its principal executive office books for the registration and the registration of transfer of the Unit. The Company may deem and treat the OOGEDT as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the OOGEDT shall be affected by any notice to the contrary.

Section 3.7 Transfers. The Company shall not close its books against the transfer of this Unit or of any shares issued or issuable upon the exercise of the Right to Purchase under Article JI hereof in any manner which interferes with the timely exercise of the Right to Purchase.

Section 3.8 Assignment. Except as specifically set forth in Section 3.5. the Company may not assign this Unit or any of its rights or obligations hereunder without the prior written consent of the OOGEDT. Except as otherwise required by Section 3.5 above, the OOGEDT may assign this Unit and any of its rights or obligations hereunder without the consent of the Company but shall provide the Company with fifteen (15) days written notice of such assignment. Subject to the foregoing, this Unit and all terms, provisions and obligations set forth herein shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns and all other state agencies and any other agencies, departments, divisions, governmental entities, public corporations and other entities that shall be successors to any of the parties or that shall succeed to or become obligated to perform or become bound by any of the covenants, agreements or obligations hereunder of any of the parties hereto.

Section 3.9 Governing Law and Venue. This Unit shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America from time to time in effect, without regard to any otherwise applicable conflict of law rules or requirements . The Company and all endorsers, guarantors and sureties irrevocably agree that any action, claim, suit, litigation or other proceeding (collectively, "Litigation") arising out of or in any way relating to this Unit, or the matters referred to therein, shall be commenced exclusively in the Travis County District Court or the United States District Court for the Western District of Texas, Austin Division, and hereby irrevocably and unconditionally consents to the exclusive jurisdiction of those courts for the purpose of prosecuting and/or defending such Litigation. The Company and all endorsers, guarantors and sureties hereby waive and agree not to assert by way of motion, as a defense, or otherwise, in any Litigation that (a) the Company is not personally subject to the jurisdiction of the above-named courts, (b) the Litigation is brought in an inconvenient forum or (c) the venue of the Litigation is improper.

Section 3.10 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Unit and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of the mutilated Unit, the Company shall execute and deliver, in lieu thereof, a new Unit of like date and tenor.

Section 3.11 Saturdays. Sundays. Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

Section 3.12 Proceeds. Ibis Unit, the securities issuable upon exercise of the Right to Purchase under Article II hereof, and all amounts of cash or other benefits earned or received by the OOGEDT hereunder or by sale hereof, are held for and on behalf of the State of Texas. Any and all cash received by the OOGEDT under or by sale of this Unit or the securities issuable under the Right to Purchase shall be deposited into the Emerging Technology Fund in accordance with Chapter 490 of the Texas Government Code.

Section 3.13 Severability . If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason , the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

Section 3.14 Further Assurances. The Company and the OOGEDT shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein), as may be reasonably required or desirable to carry out or to perform the provisions of this Unit and to consummate and make effective as promptly as possible the transactions contemplated by this Unit.

Section 3.15 Agreement by OOGEDT. Receipt of this Unit by the OOGEDT shall constitute acceptance of and agreement to the foregoing terms and conditions.

Section 3.16 Amendment. Any term of this Unit may be amended and the observance of any term of this Unit may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the OOGEDT.

Section 3.17 Headings. The section headings in this Unit are inserted for purposes of convenience only and shall have no substantive effect.

Section 3.18 Survival. The warranties, representations and covenants contained in or made pursuant to this Unit shall survive the execution and delivery ofthis Unit and shall survive any breach, expiration or termination of the Fund Agreement. Notwithstanding anything herein to the contrary, this Unit, including without limitation the Right to Purchase under Article II hereof, shall survive the repayment of the Note.

Section 3.19 Exhibits. The exhibits referred to herein are hereby incorporated fully herein by this reference.

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IN WITNESS WHEREOF, the Company has caused this Investment Unit to be sigoed by its duly authorized officers in Spicewood, Texas as of the date and year first written above.

Ideal Power Converters, Inc.

By: /s/ William Alexande
Name: William Alexande
Title: President

EXHIBIT A

Notice of Purchase

The undersigned, representing the State of Texas, acting by and through the Office of Governor Economic Development and Tourism, together with its nominees or assigns (the "OOGEDT"), pursuant to the provisions of the Investment Unit, dated l] (the ‘Unit"), issued to the OOGEDT by Ideal Power Converters, Inc., a Texas corporation (the "Company"), hereby agrees to subscribe for and purchases shares of [Common Stock I Series _ Preferred Stock], par value $0.01 per share, of the Company covered by the Right to Purchase (as defined in the Unit), and makes such payment therefor in full at the Purchase Price (as defined in the Unit) either in cash, by cashless exercise or by other method as provided by the Unit.

Signature:

Name:

Title:

Dated:

INSTRUCTIONS FOR REGISTRATION OF STOCK:

Name:

(please type or print in block letters)

Address:

Address:

Exhibit B

Form of Revocable Proxy CONTINUING REVOCABLE PROXY

The State of Texas, acting by and through the Office of the Governor Economic Development and Tourism (the "undersigned"), hereby grants to the then-current Chief Executive Officer (or, if no Chief Executive Officer is serving, President) , of Ideal Power Converters, Inc., a Texas corporation (the "Company"), a proxy with full power of substitution to vote, or execute and deliver written consents or otherwise act with respect to the [INSERT NUMBER] shares of Stock the undersigned owns, beneficially or of record, that were issued to the undersigned by the Company on_, 2_, in proportionate accordance to the votes on the applicable matter of such other holders of the Company's Stock who hold shares of the same class and series as held by the undersigned,_as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Texas corporation, and in connection therewith to execute any docwnents which are necessary or appropriate in order to effectuate the foregoing, on any matter requiring the vote of the holders of the Stock, or by written consent in lieu of a meeting, or otherwise, or whether such vote is to be cast in person, or by proxy, or as otherwise permitted by law. The proxy granted herein (x) shall be revocable at any time by the undersigned upon notice by the undersigned to the Company and, (y) notwithstanding Section 21.368 of the Texas Business Organizations Code, Article 2.29(C) of the Texas Business Corporation Act, or and similar or successor statute, shall remain valid and in effect from the date hereof until the date it is revoked as described in clause(x) preceding.

Date: _____, _ 2_____

THE STATE OF TEXAS

______________________
By: Raymond C. Sullivan
Title: Chief of Staff
Office of the Governor

Exhibit C

Milestones

1.
Achieve full power, sustained operation of the Ideal Power Converte (!PC) 30 kW So1ar Inverter in IPC Jab, as measured by DC power measurements using a Fluke Corporation DC ammeter and voltage meter. Tests to be witnessed by Austin Energy engineering personnel. Test report to be provided.

2.
The IPC 30 kW Solar Inverter is to be verified for safe operation on the utility grid, as required by Austin Energy before installation at the Austin Convention Center, to be verified by lntertek., a Nationally Recognized Test Lab. Intertek will also perform testing to verify that the inverter achieves a minimum efficiency of 94% at 30 kW. Test report to be provided.

3.	Install the IPC 30 kW Solar Inverter and demonstrate operation at Austin Convention Center (ACC), as verified by Austin Energy.

4.
Demonstrate Maximum Power Point Tracking (MPPn of the IPC 30 kW Solar Inverter inthe installed configuration at the ACC. The inverter will be run in Auto-MPPT mode with stable sunlight conditions and the unit allowed to find the Maximum Power Point. The unit will then be run in manual mode to find the Maximum Power Point to verify that Auto-MPPT finds the maximum power point to within 2%. Test report to be provided .

5.	Operate the lPC 30 kW Solar Inverter on the 22 kW ACC for at least one week, without maintenance, as verified by Austin Energy. The array output may be lower than 22 kW due to seasonal solar effects.

Exhibit D
Unit Amendment

Schedule 2.06(G) Title to Property

The Company owns all tools, furniture and equipment situated at 5004 Bee Creek Road, Spicewood , Texas 78669. No liens or debt is associated with such property]

Schedule 2.06(11) Related Party Transactions

No related party transactions exist.

Schedule 2.06(,J) Subsidiaries

The Company has no subsidiaries.

Schedule 2.06(K)
Organizational Information

Name and Purpose: Under the Certificate of Formation the Company was formed as a for¬ profit corporation for any lawful purpose and named "Ideal Power Converters, Inc.".

Registered Agent, Registered Office, and Other Offices: The registered agent is an individual resident of this state whose name and address is set forth below:

William C. Alexander 1225 Overlook Circle
Spicewood, Texas 78669

The business address of the registered agent and the registered office is:

1225 Overlook Circle
Spicewood, Texas 78669

An operations office was acquired by lease and is situated at 5004 Bee Creek Road, Suite 600, Spicewood, Texas 78669

Directors: Three Directors constituted the initial board of directors who were to serve as directors until the first annual meeting of shareholders or until their successors are elected or qualified were as follows :

Director 1.

William C. Alexander
1225 Overlook Circle
Spicewood, Texas 78669

Director 2.

David Breed, M.D.
923 Lakeshore Dr.
Spicewood, Texas 78669

Director 3.

Hamo Hacopian
10375 Richmond Ave., Suite 1515
Houston, Texas 77042

Fourth Director authorized by amendment to Bylaws at Special Meeting of Board of Directors appointed on July 11, 2009, to wit:

Charles De Tarr 7105 Valburn Austin, Texas 78731

The above named four (4) Directors are the current Directors .

Officers: The Officers of the Company is as follows:

William C. Alexander, President
Charles De Tarr, Secretary and Treasurer
Paul Bundschuh, Vice-President of Business Development

Corporate Counsel: Corporate Counsel is as follows:

Thomas F. Ryan, Attorney at Law
1216 Edgewater Dr.
Spicewood, Texas 78669

Board of Advisors: The following are members of a Board of Advisors to the Company:
Robert King of Goode Company;
Dr. Michael Webber of the University of Texas at Austin; and
Mitch Jacobsen of Austin Technology Incubator

Authorized Shares: The total number of shares the corporation is authorized to issue is four million (4,000,000) shares. The par value of each of the authorized shares is one cent ($0.01).

Effective Date: The corporation's effective or beginning date was May 17, 2007.

Organizer: Thomas F. Ryan
     Attorney at Law
     1216 Edgewater Dr
    Spicewood, Texas 78669

Schedule 4.09 Financing Statements

No known financing statements have been filed.